                        VAN KAMPEN MUNICIPAL INCOME FUND
                          ITEM 77(O) 10F-3 TRANSACTIONS
                        OCTOBER 1, 2007 - MARCH 31, 2008

                                                                     AMOUNT
                                                                       OF        % OF    % OF
                    PURCHASE/            OFFERING       TOTAL        SHARES    OFFERING FUNDS
      SECURITY        TRADE   SIZE OF    PRICE OF     AMOUNT OF    PURCHASED  PURCHASED TOTAL                       PURCHASED
     PURCHASED         DATE   OFFERING    SHARES       OFFERING     BY FUND    BY FUND  ASSETS      BROKERS            FROM
--------------------------------------------------------------------------------------------------------------------------------
  Buckeye Tobacco    10/24/07   --       $99.068    $5,531,594,541 $6,000,000   0.14%   1.20%   Bear, Stearns &    Bear Stearns
     Settlement                                                                                 Co. Inc., Citi,
Financing Authority                                                                               DEPFA First
                                                                                               Albany Securities
                                                                                                  LLC, Goldman
                                                                                                  Sachs & Co.,
                                                                                               JPMorgan, Merrill
                                                                                                  Lynch & Co.,
                                                                                                Morgan Stanley,
                                                                                                 A.G. Edwards &
                                                                                                Sons, Inc. Banc
                                                                                                   of America
                                                                                                Securities LLC,
                                                                                                 Butler Wick &
                                                                                                   Co., Inc.,
                                                                                                Fidelity Capital
                                                                                               Markets Services,
                                                                                                  Fifth Third
                                                                                               Securities, Inc.,
                                                                                                 The Huntington
                                                                                                   Investment
                                                                                               Company, Key Banc
                                                                                                Capital Markets
                                                                                                Lehman Brothers,
                                                                                                  Loop Capital
                                                                                                 Markets, LLC,
                                                                                                    NatCity
                                                                                               Investments Inc.,
                                                                                                  PNC Capital
                                                                                                Markets, Raymond
                                                                                                    James &
                                                                                               Associates, Inc.,
                                                                                                  RBC Capital
                                                                                                 Markets, Rice
                                                                                                   Financial
                                                                                               Products Company,
                                                                                               Robert W. Balrd &
                                                                                                Co., SBK-Brooks
                                                                                               Investment Corp.,
                                                                                               Siebert Brandford
                                                                                                Shank & Co., LLC
                                                                                                    and UBS
                                                                                                Investment Bank

 City and County of  02/07/08   --     $108.202 and  $174,135,000  $6,000,000   4.31%   1.19%   Piper Jaffray &  Piper Jaffray &
  Denver, Colorado                       $107.583                                               Co., Harvestons        Co.
 General Obligation                                                                             Securities Inc.,
   Justice System                                                                                 JPMorgan and
  Facilities Bonds                                                                               Morgan Stanley
    Series 2008